SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 29, 2001


                              E*TRADE Group, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                  1-11921                   94-2844166
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(State or Other Jurisdiction       (Commission               (IRS Employer
         of Formation)             File Number)          Identification Number)


               4500 Bohannon Drive, Menlo Park, California 94025
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          (Address of Principal Executive Offices, Including Zip Code)


       Registrant's Telephone Number, Including Area Code (650) 331-6000
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                                      N/A
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         (Former Name of Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS

     On August 29, 2001, E*TRADE Group, Inc. ("E*TRADE") announced that it had signed an Agreement and Plan of Mergers, Member Interest Purchase and Reorganization, dated as of August 29 2001, (the "Merger Agreement") among E*TRADE, Dempsey & Company LLC, an Illinois limited liability company ("Dempsey LLC"), the members of Dempsey LLC, their shareholders and certain wholly-owned acquisition subsidiaries of E*TRADE. The Merger Agreement contemplates the acquisition by E*TRADE of Dempsey LLC through the acquisition of 100% of its member interests. The Merger Agreement is incorporated by reference herein as
Exhibit 99.1 hereto.

     Dempsey LLC is a member of the NASD, the Chicago Stock Exchange, the Cincinnati Stock Exchange and is self-clearing through its participation in NSCC, DTC and the Institutional Delivery System. Dempsey LLC is a specialist on the Chicago Stock Exchange and a market maker in Nasdaq and the OVER-THE-COUNTER Bulletin Board. It also maintains electronic access to the NYSE and other markets.

     Total consideration for the acquisition will be approximately $173,500,000, consisting of $20,000,000 in cash and approximately $153,500,000 in shares of common stock of E*TRADE, with a maximum allotment of 30,500,000 shares. Consummation of the acquisition contemplated by the Merger Agreement is subject to customary conditions, including receipt of third-party consents.

     On August 29, 2001, E*TRADE also announced plans to consolidate facilities and streamline operations, part of the next phase of its ongoing strategy to maximize operational efficiencies by leveraging synergies across all lines of business in its global organization. E*TRADE will consolidate certain facilities and implement plans to streamline operations during the next several months. The move will enable E*TRADE to manage its global business more efficiently and reduce its fixed cost structure.

     E*TRADE's planned consolidation efforts will lead to a facility restructuring and other non-recurring charge this quarter of $220-$245 million while generating an estimated recurring annual pretax benefit of approximately $60-70 million. The charge in the current quarter is largely non-cash. By consolidating facilities, E*TRADE will be better positioned to capitalize on the synergies among its different business units. In addition, these moves will lay the foundation for E*TRADE to continue its development of one global technology platform, moving E*TRADE to a more low cost global infrastructure.

     In northern California, E*TRADE will move operations from its San Francisco facility into existing facilities in Menlo Park and Rancho Cordova, as well as the soon-to-be-opened E*TRADE Center in San Francisco.

     E*TRADE will continue to leverage the capacity of its state-of-the-art technology Regional Operations Center in Alpharetta, Georgia, while consolidating other office space in Alpharetta.

     E*TRADE will also facilitate greater synergy between its ATM and banking divisions, by transitioning E*TRADE Access from Portland, Oregon to E*TRADE Bank's Operating Center in Arlington, Virginia.

     E*TRADE will also realize synergies in its European operations, consolidating facilities in the United Kingdom and the Nordic countries.


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     The statements contained in this Form 8-K that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual report filed by the company with the SEC on Form 10-K (including information under the caption "Risk Factors") and quarterly reports on Form 10-Q.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
        AND EXHIBITS

     (a) Financial Statements - None

     (b) Pro Forma Financial Information - None

     (c) Exhibits

         Exhibit Number       Description
         --------------       -----------
              99.1*           Agreement and Plan of Mergers, Member Interest
                              Purchase and Reoganization, dated as of August
                              29, 2001, by and among the Registrant, Dempsey
                              LLC and the individuals and entities named therein.

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*  The registrant hereby undertakes to supplementally furnish a copy of omitted schedules and exhibits to the Securities and Exchange Commission upon request.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  September 19, 2001                 E*TRADE Group, Inc.


                                               By: /s/ Leonard C. Purkis
                                                  -----------------------------
                                               Name:  Leonard C. Purkis
                                               Title: Chief Financial Officer


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                                    EXHIBITS
                                    --------


         Exhibit Number       Description
         --------------       -----------
              99.1*           Agreement and Plan of Mergers, Member Interest
                              Purchase and Reoganization, dated as of August
                              29, 2001, by and among the Registrant, Dempsey
                              LLC and the individuals and entities named therein.

* The registrant hereby undertakes to supplementally furnish a copy of omitted schedules and exhibits to the Securities and Exchange Commission upon request.


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